SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 30, 2003 (January 23, 2003)

DTVN Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22076	76-0404904
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1925 West John Carpenter Freeway, Suite 500, Irving, Texas 75063
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 792-3700

Item 5.    Other Events.

As previously disclosed, on September 30, 2002, DataVoN, Inc., a wholly owned subsidiary of the Registrant, filed an emergency voluntary petition under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, in Dallas, Texas (the “Court”) on September 30, 2002. The next day, on October 1, 2002, the Registrant and two other wholly owned subsidiaries (collectively with DataVoN, Inc., the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the Court. On January 23, 2003, the Debtors filed a proposed Disclosure Statement for Joint Plan of Reorganization (the “Disclosure Statement”) and filed a proposed Joint Plan of Reorganization (the “Reorganization Plan”) with the Court. The proposed Disclosure Statement and the proposed Reorganization Plan are attached as exhibits to this Current Report on Form 8-K.

The Registrant cautions readers not to place undue reliance upon the information contained in the Disclosure Statement or the Reorganization Plan since neither has been the subject of a verified audit, both are in a format prescribed by applicable bankruptcy laws, and neither had been approved by the Bankruptcy Court. The Disclosure Statement discloses, summarizes and explains the Reorganization Plan and other information that Debtors believe is material, important and necessary for parties entitled to vote on the Reorganization Plan to arrive at an informed decision with respect to the Reorganization Plan. The Reorganization Plan proposes the sale of substantially all of the assets of the Debtors pursuant to an auction process and states that there will likely not be enough assets to pay all of its creditors in full and therefore it is likely that will be no recovery for equity holders. There can be no assurance that the Disclosure Statement or the Reorganization Plan is complete. The Disclosure Statement and the Reorganization Plan also contain information for periods that may be shorter or otherwise different than those contained in the Registrant’s reports pursuant to the Securities Exchange Act of 1934, as amended. The information contained in the Disclosure Statement and the Reorganization Plan is not to be used for investment purposes.

Item 7.    Financial Statements and Exhibits.

(c)        Exhibits

99.1     Proposed Disclosure Statement for DataVoN, Inc., et al.

99.2     Proposed Reorganization Plan for DataVoN, Inc., et al.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 30, 2003	DTVN HOLDINGS, INC.

	By:	/s/ MICHAEL G. DONOHOE
Michael G. Donohoe General Counsel, Senior Vice President and Chief Restructuring Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Proposed Disclosure Statement of DataVoN, Inc., et al.

99.2	Proposed Reorganization Plan of DataVoN, Inc., et al.